Exhibit 99.1

Surgery Center of Kalamazoo, LLC

Financial Statements and
Additional Information

Year Ended December 31, 2006

Surgery Center of Kalamazoo, LLC
Financial Statements and Additional Information
Year Ended December 31, 2006
Contents

Page
Independent Auditors’ Report	1

Financial Statements:

Balance Sheet	2

Statement of Operations and Members’ Equity	3

Statement of Cash Flows	4

Notes to Financial Statements	5-9

Additional Information:

Independent Auditors’ Report on Additional Information	10

Schedule of Operating Expenses	11

Independent Auditor’s Report

To the Members
Surgery Center of Kalamazoo, LLC
Portage, Michigan

We have audited the accompanying balance sheet of Surgery Center of Kalamazoo, LLC (a Michigan limited liability company) as of December 31, 2006, and the related statements of operations and members’ equity and cash flows for the year then ended.  All information included in these financial statements is the representation of the management of Surgery Center of Kalamazoo, LLC (the “Center”). Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Center’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Surgery Center of Kalamazoo as of December 31, 2006, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

LEVINE, KATZ, NANNIS + SOLOMON, P.C.

April 25, 2007

Surgery Center of Kalamazoo, LLC
Balance Sheet
December 31, 2006

Assets

Current Assets

Cash and cash equivalents	$283,614
Accounts receivable, net of allowance for contractual adjustments and uncollectible accounts of $3,221,300	908,516
Prepaid expenses	53,035
Supplies	146,956

Total Current Assets	1,392,121

Property, Equipment and Improvements

Equipment	1,939,937
Furniture and fixtures	62,981
Leasehold improvements	18,697
Total	2,021,615
Accumulated depreciation	(805,895)

Net Property, Equipment and Improvements	1,215,720

Other Assets

Loan origination fee, net of accumulated amortization of $6,355	5,201

Total Assets	$2,613,042

Liabilities and Members’ Equity

Current Liabilities

Current portion of long-term debt	$317,008
Accounts payable	171,358
Accrued expenses	186,353

Total Current Liabilities	674,719

Long-Term Debt, Net of Current Portion	1,639,249

Commitments (Note E)	—

Total Liabilities	2,313,968

Members’ Equity	299,074

Total Liabilities and Members’ Equity	$2,613,042

See accompanying notes.

Surgery Center of Kalamazoo, LLC
Statement of Operations and Members’ Equity
Year Ended December 31, 2006

New Patient Service Revenues	$8,823,916

Operating Expenses	5,036,801

Income from Operations	3,787,115

Other Income (Expense)

Interest expense	(149,744)
Insurance settlement	300,000

Total Other Income	150,256

Income Before Provision for Income Taxes	3,937,371

Provision for Income Taxes	86,727

Net Income	3,850,644

Members’ equity, beginning of year as previously reported	337,274

Adjustment for accounts receivable and supplies	(3,844)

Members’ equity, beginning of year as restated	333,430

Members’ distributions	(3,885,000)

Net Income	3,850,644

Members’ Equity, End of Year	$299,074

See accompanying notes.

Surgery Center of Kalamazoo, LLC
Statement of Cash Flows
Year Ended December 31, 2006

Operating Activities
Net income	$3,850,644
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	399,316
Provision for contractual adjustments and uncollectible accounts	1,591,300
Increase (decrease) in cash from:
Accounts receivable	(1,543,648)
Prepaid expenses	(37,529)
Supplies	(2,499)
Accounts payable	12,868
Accrued expenses	102,094

Net Cash Operating Activities	4,372,546

Investing Activities

Acquisition of property and equipment	(10,380)

Net Cash Investing Activities	(10,380)

Financing Activities

Principal payments on long-term debt	(296,677)
Payments on line of credit	(50,000)
Members’ distributions	(3,885,000)

Net Cash Financing Activities	(4,231,677)

Net Increase in Cash and Cash Equivalents	130,489

Cash and cash equivalents, beginning of year	153,125

Cash and Cash Equivalents, End of Year	$283,614

Supplement Disclosures of Cash Flow Information:

Cash paid during the year for:

Interest	$137,379

See accompanying notes.

Surgery Center of Kalamazoo, LLC
Notes to Financial Statements
December 31, 2006

A.                                   Description of Business

Surgery Center of Kalamazoo, LLC (the “Center”) located in Portage, Michigan is a free-standing, multi-specialty out-patient ambulatory surgery center.  The Center was organized in August 2003 and began operations during 2004.

B.                                   Summary of Significant Accounting Policies

1.                                       Basis of presentation - The financial statements have been presented in conformity with accounting principles generally accepted in the United States of America in accordance with the American Institute of Certified Public Accountants’ (AICPA) audit and accounting guide for “Audits of Health Care Organizations” and other pronouncements applicable to the health care field.

2.                                       Net patient service revenues - The Center has agreements with third-party payors that provide for payments to the Center at amounts different from its established rates.  Net patient service revenues are reported at estimated net realizable amounts from patients and third-party payors for services rendered.

3.                                       Use of estimates - The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues and expenses.  Such estimates relate primarily to unsettled transactions and events as of the date of the financial statements.  Accordingly, upon settlement, actual results may differ from estimated amounts.

4.                                       Cash and cash equivalents - For purposes of financial statement presentation, the Center considers all highly liquid instruments with a maturity of three months or less to be cash equivalents.

5.                                       Accounts receivable - The Center carries its accounts receivable at the estimated net realizable value from third-party payors and patients, which includes an allowance for contractual adjustments from third-party payors and doubtful accounts. On a periodic basis, the Center evaluates its accounts receivable and establishes an allowance for doubtful accounts based on a history of past write-offs and collections and current credit conditions.  Contractual adjustments to accounts receivable are recorded based on contractual and payment terms with third-party payors.

6.                                       Supplies - Supplies consist of various pharmaceuticals, lenses and other medical supplies.  Supplies are stated at the lower of cost or market using the first-in, first-out method.

7.                                       Property, equipment, improvements and depreciation - Property, equipment and improvements are stated at cost.  Depreciation is provided over the estimated useful lives of the assets using the straight-line method. Estimated useful lives range from five to fifteen years.  Depreciation expense for the year ended December 31, 2006 was $397,005.

8.                                       Loan origination fee - Loan origination fee is amortized using the straight-line method over the life of the loan of 60 months. Amortization expense for the year ended December 31, 2006 was $2,311.

9.                                       Income taxes - The Center is a limited liability company that has chosen to be treated as partnership for both federal and state income tax purposes.  The Center’s income is ratably allocated to all members, who are then responsible for the federal and state income taxes, where applicable, at their respective tax rates.  Accordingly, no provision or liability for federal income taxes has been made.  The state of Michigan does have an entity level tax based on adjusted income.  A provision for this tax has been made at December 31, 2006.

10.                                 Advertising - The Center expenses advertising costs as they are incurred.  Advertising costs for the year ended December 31, 2006 were $2,091.

C.                                    Line of Credit

The Center has a $200,000 revolving line of credit agreement payable on demand, subject to annual renewal as of October 31, bearing interest at 2.00% in excess of LIBOR (5.33% at December 31, 2006), secured by all assets of the Center and personal guarantees of all members.  No amounts were borrowed on this line of credit as of December 31, 2006.

D.                                    Long-Term Debt

Long-term debt at December 31, 2006, consists of the following:

Loan payable, due March 2010, payable in monthly installments of $36,482, plus interest at 2.00% in excess of LIBOR (5.33% at December 31, 2006), with a balloon payment of the balance due March 2010. The loan is secured by all assets of the Center and personally guaranteed by all members.	$1,956,257

Less: current portion of long-term debt	(317,008)

Long-term debt, net of current portion	$1,639,249

Maturities of long-term debt for years ending December 31, are as follows:

2007	$317,008
2008	341,108
2009	367,039
2010	931,102

Total	$1,956,257

E.             Commitments

1.                                       Lease - The Center leases its facilities under a non-cancelable operating lease with annual minimum payments of $340,600, including an escalation clause, plus the Center’s share of operational expenses.  The lease term is 15 years and it expires in March 2019 with an option to renew for an additional term of ten years.  Rent and operating expenses for the year ended December 31, 2006 was $498,426.

Future minimum payments required for years ending December 31, are as follows:

2007	$340,600
2008	340,600
2009	374,660
2010	382,153
2011	347,412
Thereafter	3,345,608

Total	$5,131,033

2.                                       Malpractice insurance - The Center accounts for malpractice claims in accordance with Statement of Financial Accounting Standards No. 5 (SFAS 5), “Accounting for Contingencies”, and the AICPA’s audit and accounting guide, “Audits of Health Care Organizations”, which requires health care providers to estimate any liability for asserted and unasserted malpractice claims not covered by malpractice insurance.  Malpractice insurance coverage is provided on a claims-made basis.  The claims-made policy, which is subject to renewal and retrospective premium adjustments on an annual basis, covers only claims made during the term of the policy, not claims that may be made after expiration of the policy.  The Center intends to renew its coverage on a claims-made basis and has no reason to believe that it will be prevented from renewing such coverage.  In the opinion of management, no claims have been asserted against the Center which, either individually or in the aggregate, will be in excess of its insurance coverage, and therefore no accrual has been made for the year ended December 31, 2006.  Additionally, in the opinion of management, there is no material liability that may result from potential retrospective premium adjustments.  Accordingly, no accrual has been made for the year ended December 31, 2006.

F.                                      Related Party Transactions

Members of Ambulatory Surgery Center of America (ASCOA), own a significant interest in the Center.  ASCOA provides administrative services to the Center and is compensated for these services pursuant to the management agreement.  During the year ended December 31, 2006 amounts paid to ASCOA for these services were $436,772.

G.            Capital Structure

Each of the members is entitled to voting rights, distributions of cash and allocation of profits in accordance with their respective membership interest.  The Center has the right of first refusal on the transfer of all shares of membership units.  Generally, the members’ liability for the losses, debts and obligations of the Company is limited to their contributions.

H.                                    Concentrations

1.                                       Credit risk - The Center grants credit without collateral to its patients, most of who are residents of the region and are insured under third-party payor agreements. Receivables from Blue Cross Blue Shield, Medicare and United Health Care represented 21%, 14%, and 10% of the total accounts receivable balance, respectively, as of December 31, 2006.

None of the other third-party payors’ receivable balance is individually greater than 10% of the aggregate receivables at the balance sheet date.

2.                                       Revenue - For the year ended December 31, 2006, revenues from Medicare and Blue Cross Blue Shield contracts approximated 30% and 28%, respectively, of gross patient revenues.

3.                                       Medical supplies - For the year ended December 31, 2006, the Center purchased 47% of its medical supplies from two vendors.  Alternative sources for these supplies were available.

4.                                       Cash balances - From time to time, the Center’s cash balance in one financial institution exceeds the amount insured by the federal government.  Accounts are guaranteed by the Federal Deposit Insurance Company (“FDIC”) up to $100,000.  At December 31, 2006, the Center had approximately $286,000 in excess of FDIC insured limits.  The Center has not experienced any losses in such accounts.

I.              Employee Benefit Plans

During the year ended December 31, 2006, the Center adopted a retirement plan under section 401(k) of the Internal Revenue Code covering substantially all employees (the “Plan”).  Employees are eligible to participate in the Plan after completing three months of service.  The Center did not make any contributions to the Plan during the year.

J.             Insurance Settlement

A former employee of ASCOA, one of the members, misrepresented information surrounding the retroactive collectibility of certain Blue Cross claims.   She maintained that Blue Cross would honor claims even though there had been no contract in place with the Center during the time of the patient service. Blue Cross did not pay for the services during this period.  To make restitution for this misinformation, ASCOA submitted a claim to their insurance provider and a $300,000 settlement was agreed upon and paid to the Center.

K.            Prior Period Adjustments

Members’ equity at the beginning of 2006 has been adjusted.  The adjustment resulted from the correction of an error in recording supplies and receivables.  Supplies were overstated by $30,844 and collectible accounts receivable were understated by $27,000.  The net effect on beginning members’ equity for 2006 was a decrease of $3,844.  The net effect on net income of prior periods would have been to decrease net income by $3,844.  The errors had no effect on net income for 2006.

L.            Subsequent Events

The Center’s members are currently in discussions with an unrelated party to sell a majority of their ownership in the Center.  A letter of intent has been executed and the transaction is expected to close in 2007.

Independent Auditors’ Report on Additional Information

To the Members
Surgery Center of Kalamazoo, LLC
Portage, Michigan

Our report on our audit of the basic financial statements of Surgery Center of Kalamazoo, LLC for 2006 appears on page one.  This audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole.  The schedule of operating expenses is presented for purposes of additional analysis and is not a required part of the basic financial statements.  Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

LEVINE, KATZ, NANNIS + SOLOMON, P.C.

April 25, 2007

Surgery Center of Kalamazoo, LLC
Schedule of Operating Expenses
Year Ended December 31, 2006

Salaries - administrative	$324,719
Salaries - medical	894,070
Advertising	2,091
Depreciation and amortization	399,316
Dues and subscriptions	1,960
Insurance	203,190
Licenses and permits	1,251
Management fees	436,772
Medical supplies	1,746,797
Office supplies and expense	41,907
Outside services	228,244
Patient costs	13,714
Professional development	3,438
Professional fees	38,103
Rent	498,426
Repairs and maintenance	35,590
Taxes, other	38,634
Taxes, payroll	99,496
Telephone	11,272
Travel and entertainment	17,811
Total Operating Expenses	$5,036,801

See accompanying notes.